UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2007 (November 9, 2007)

MQ ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-101399	52-2148018
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3480 Preston Ridge Road Suite 600 Alpharetta, Georgia 30022
(Address of Principal Executive Office, including Zip Code)

(770) 300-0101
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01               Changes In Control Of Registrant

On November 9, 2007, MQ Associates, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Novant Health, Inc., a North Carolina nonprofit corporation (“Novant”). As a result of the Merger, the Company became a wholly owned subsidiary of Novant. Novant paid $45.0 million in cash at closing, and immediately after the closing the Company will continue to have approximately $369.0 million of debt outstanding, including amounts outstanding under its credit facilities. Novant will also pay up to $35.0 million in additional contingent cash consideration based on the Company’s adjusted EBITDA during the 2008 fiscal year. In addition, Novant purchased from the Company’s lenders all of the $68.0 of indebtedness outstanding under the Company’s credit facilities and otherwise assumed all obligations of the lenders under the Company’s credit facilities. Novant funded the purchase of the Company using cash on hand. As a result of the Merger, all of the Company’s stockholders prior to the Merger, which included affiliates of J.P. Morgan Partners, LLC, ceased to hold shares in the Company.

Item 8.01               Other Events

On November 9, 2007, the Company and Novant issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)            Exhibits.

Number	Description of Exhibit

99.1	Press Release dated November 9, 2007.

*****

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: November 9, 2007

	By:	/s/ Todd E. Andrews
Name: Todd E. Andrews
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated November 9, 2007.